UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 12, 2011 (July 11, 2011)

GAMESTOP CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32637	20-2733559
(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, Texas	76051
(Address of Principal Executive Offices)	(Zip Code)

(817) 424-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On July 11, 2011, based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of GameStop Corp. (the “Company”) elected Shane Kim, age 48, a Class 1 Director of the Company.  Mr. Kim’s term will expire at the Company’s annual meeting of stockholders in 2012.

            Mr. Kim worked for Microsoft Corporation (“Microsoft”) for almost 20 years, retiring in January 2010.  For the last 15 years at Microsoft, Mr. Kim was with Microsoft’s Interactive Entertainment Business division, most recently as its corporate vice president of Strategy and Business Development.  Before that, Mr. Kim was the corporate vice president of Microsoft Game Studios, where he oversaw a team of approximately 1,000 programmers, designers, artists and producers developing a broad range of Xbox 360 and Windows titles.  Since retiring from Microsoft in January 2010, Mr. Kim has been an independent adviser to companies in the interactive entertainment and digital media industries.  Mr. Kim received a bachelor’s degree in economics and international relations from Stanford University, and an MBA from Harvard Business School.

            Mr. Kim has been determined by the Board to meet the “independence” standards of the New York Stock Exchange and the Securities and Exchange Commission.

            Mr. Kim will receive compensation consistent with the other non-management Directors of the Company.  Accordingly, on July 11, 2011, Mr. Kim received a grant of 4,620 shares of restricted Class A common stock of the Company under the Company’s 2011 Incentive Plan, with a matching cash grant of $27.00 per granted restricted share, in each case vesting in equal annual installments on the first through third anniversaries of the grant date.  Mr. Kim was not elected to the Board pursuant to any arrangement or understanding between Mr. Kim and any other persons, and there are no transactions between the Company and Mr. Kim or his immediate family members that require disclosure pursuant to Item 404(a) of Regulation S-K.

            The Company’s press release announcing Mr. Kim’s election is attached to this Report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                 Press Release, dated July 12, 2011.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

Date: July 12, 2011	By:	/s/ Robert A. Lloyd
Robert A. Lloyd Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 12, 2011.